EXHIBIT 10.3


                            U.S. WIRELESS DATA, Inc.
                             NOTE PAYABLE EXTENTION


This agreement is entered into and agreed upon as of January 1, 1999 between U.S. Wireless Data, Inc. ("USWD"), and Chuck Burtzloff.

WHEREAS, Chuck Burtzloff has provided provide bridge financing to USWD under a Notes Payable for $500,000 dated October 28, 1998.

THEREFORE, Chuck Burtzloff agrees to:

1)       Extend the due date of the Note Payable to March 1, 1999.


2) All other terms of the Note Payable remain in effect as specified in the Note Payable agreement.



U.S. Wireless Data, Inc.

/s/ Robert E. Robichaud                     /s/ Chuck Burtzloff
-------------------------                   ---------------------
By Robert E. Robichaud                      By Chuck Burtzloff
Chief Financial Officer